Exhibit 99.1

NEWS	EMRISE
CORPORATION
2530 Meridian Parkway
Durham, NC 27713
(408) 200-3040 (408) 550-8340
www.emrise.com
CONTACT:
Allen & Caron Inc
Rene Caron (investors) Len Hall (media)
(949) 474-4300
rene@allencaron.com
len@allencaron.com

EMRISE CORPORATION ANNOUNCES RESIGNATION OF BRANDI L. FESTA,
INITIATES SEARCH IN U.S. AND ENGLAND FOR PRINCIPAL FINANCIAL OFFICER

DURHAM, NC - February 7, 2012…EMRISE CORPORATION (OTCBB: EMRI), a multi-national manufacturer of defense and aerospace electronic devices and communications equipment, announced today that Brandi L. Festa, the Company's Director of Finance and Administration and Principal Financial and Accounting Officer, has resigned effective February 29, 2012, to accept the position of Chief Financial Officer at a company based near her home in Southern California. The Company also announced that it has initiated a search in the U.S. and England for a Principal Financial and Accounting Officer.

Festa will enter into an agreement with EMRISE to assist the Company as its acting Principal Accounting Officer through the completion and filing of the Company's annual report on Form 10-K for the year ended December 31, 2011. Subsequent to her signing and filing the Form 10-K, which is expected to occur on or before March 30, 2012, her service as acting Principal Accounting Officer will end; however, she will continue to be available as a consultant to assist EMRISE on an as needed basis.

Festa, who joined EMRISE as corporate controller in May 2007 and was named Director of Finance and Administration and Principal Financial and Accounting Officer in September 2010, was an exemplary employee throughout her nearly five years at the Company whose expertise and dedication will be missed, said Chairman and Chief Executive Officer Carmine T. Oliva.

“Brandi did excellent work for EMRISE with many significant accomplishments and she has been a great asset to the Company,” Oliva added. “She streamlined and improved our financial accounting functions and helped us through often difficult times as we realigned our corporate finance, administration and treasury responsibilities and initiated a major cost reduction plan. We are sorry to see Brandi leave and wish her well in her new role as CFO of a Southern California-based company.

“We look forward to bringing in a well qualified replacement for Brandi who can be located in either the U.S. or England since the majority of our operations today are located in England and continental Europe,” Oliva added. “This is an important time for EMRISE as we make progress toward growing the Company and enhancing shareholder value. We are seeking a Principal Financial and Accounting Officer with a public company background who has led the finance and accounting organization of a medium-sized public company and has experience dealing with the financial community.”

Exhibit 99.1

About EMRISE Corporation
EMRISE designs, manufactures and markets electronic devices, sub-systems and equipment for aerospace, defense, industrial and communications markets. EMRISE products perform key functions such as power supply and power conversion; radio frequency (RF) and microwave signal processing; and network access and timing and synchronization of communications networks. The use of its power supplies, RF and microwave signal processing devices and subsystems in on-board in-flight entertainment and connectivity systems is a primary growth driver for the Company's Electronic Devices business segment. The Company's network access and timing and synchronization products are primary growth drivers for the Company's Communications Equipment business segment. EMRISE serves the worldwide base of customers it has built in North America, Europe and Asia through operations in the United States, England and France. EMRISE is a publicly traded company whose common stock trades on the OTCBB under the symbol EMRI. For more information go to www.emrise.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
With the exception of historical information, the matters discussed in this press release, including without limitation EMRISE's ability to hire a new principal financial officer on a timely basis, ability to file the Company's annual report for the year ended December 31, 2011 on Form 10-K by March 31, 2012, to grow the Company and to enhance shareholder value are forward-looking statements that involve a number of risks and uncertainties. The actual future results of EMRISE Corporation could differ from those statements. The Company also refers you to those factors contained in the "Risk Factors" Section of EMRISE's Annual Report on Form 10-K for the year ended December 31, 2010, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K filed in recent months, and other EMRISE filings with the SEC.

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